Exhibit 3.4
                           AMENDED AND RESTATED BYLAWS
                                       OF
                               PLANGRAPHICS, INC.

                                    ARTICLE I
                                     OFFICES

     1.1 Principal Office.
     ---------------------

     The principal office of the corporation shall be selected by the board of directors from time to time and may be located in or out of the State of Colorado.

     1.2 Other Offices.
     ------------------

     The Corporation may also have offices at such other places as the board of directors may designate or as the business of the Corporation may require.

     1.3 Registered Office.
     ----------------------

     The registered office is to be maintained in the State of Colorado and may be identical with the principal office. The location of the registered office within Colorado may be changed by the board of directors.

                                   ARTICLE II
                                  SHAREHOLDERS

     2.1 Annual Meetings.
     --------------------

     The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on the date and at the time fixed, from time to time, by resolution of the board of directors. Each such annual meeting will be held at such place, within or without the State of Colorado, as will be determined by the board of directors. The day, time, and place of each annual meeting will be specified in the notice of such annual meeting. Any annual meeting of shareholders may be adjourned from day to day, time to time, and place to place until its business is completed.

     2.2 Special Meetings.
     ---------------------

     Except as otherwise required by law or by the Articles of Incorporation, special meetings of shareholders may be called by the chairman of the board, the chief executive officer, or the board of directors pursuant to a resolution approved by a majority of the board of directors or a sole remaining director, or the written request of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

     2.3 Shareholder Action.
     -----------------------

     Any action required or permitted to be taken by the shareholders of the Corporation will be effected at a duly called annual or special meeting of such shareholders or without a meeting, without prior notice, and without a vote, if all of the shareholders entitled to vote execute a consent in writing, setting forth the action so taken.

     2.4 Notice of Meeting.
     ----------------------

     Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, except as otherwise required by statute or the Articles of Incorporation, either personally or by mail, facsimile transmission, overnight courier or electronic mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice will be deemed to be given when either handed to the shareholder or delivered to the shareholder's address as it appears on the stock records of the Corporation.

     2.5 Waiver.
     -----------

     Attendance of a shareholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, will constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a shareholder or shareholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, will be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

     2.6 Voting List.
     ----------------

     The secretary will prepare and make available, at the earlier of ten (10) days before every meeting of shareholders, or two (2) business days after the notice is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each shareholder. Such list will be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list will be produced and kept at the place of the meeting during the whole time of the meeting and may be inspected by any shareholder who is present.

     2.7 Quorum.
     -----------

     Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, will constitute a quorum. If a quorum fails to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum will be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

     If a notice of any adjourned special meeting of shareholders is sent to all shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, notwithstanding the prior paragraph and except as otherwise required by law, those present at such adjourned meeting will constitute a quorum, and all matters will be determined by a majority of votes cast at such meeting.

     2.8 Record Date.
     ----------------

     In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting of shareholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournments thereof will not be more than sixty (60) nor less than ten (10) days before the date of such meeting. The record date for any other action will not be more than sixty (60) days prior to such action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at any meeting will be the close of business on the day next preceding the day on which notice is given or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose will be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders will apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.9 Voting and Proxies.
     -----------------------

     At every meeting of the shareholders, each shareholder will be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such shareholder, but no proxy will be voted on after eleven months from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy will decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision will govern.

     2.10 Procedure.
     ---------------

     The order of business and all other matters of procedure at every meeting of the shareholders may be determined by the presiding officer.

                                   ARTICLE III
                                    DIRECTORS

     3.1 Number.
     -----------

     Except as otherwise fixed pursuant to the provisions of the Articles of Incorporation, the number of directors will be fixed from time to time exclusively by resolutions adopted by the board of directors; provided, however, that no decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director; and provided, further, that a newly created directorship established by the election of an additional member of the board by the board of directors will be deemed to automatically increase the size of the board by one (1).

     3.2 Chairman of the Board.
     --------------------------

     The Chairman, if present, will preside at all meetings of shareholders and of the board and will perform all duties incident to the office of chairman of the board and all such other duties as may from time to time be assigned to him by the board or by these Bylaws.

     3.3 Election and Terms.
     -----------------------

     A director will hold office until the annual meeting for the year in which his or her term expires and until his successor will be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

     3.4 Newly Created Directorships and Vacancies.
     ----------------------------------------------

     Except as otherwise fixed pursuant to the provisions of the Articles of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office or a sole remaining director, even though less than a quorum of the board of directors, or by the shareholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor will have been elected and qualified.

     3.5 Regular Meetings.
     ---------------------

     The first meeting of each newly elected board of directors elected at the annual meeting of shareholders will be held immediately after and at the same place as, the annual meeting of the shareholders, provided a quorum is present, and no notice of such meeting will be necessary in order to legally constitute the meeting. Regular meetings of the board of directors will be held at such times and places as the board of directors may from time to time determine.

     3.6 Special Meetings.
     ---------------------

     Special meetings of the board of directors may be called at any time, at any place and for any purpose by the chairman of the board, the president, or by any officer of the Corporation upon the request of a majority of the board of directors.

     3.7 Notice of Meetings.
     -----------------------

     Notice of regular meetings of the board of directors need not be given. Notice of every special meeting of the board of directors will be given to each director at his or her usual place of business or at such other address as will have been furnished by him or her for such purpose. Such notice will be properly and timely given if it is: (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, sent by facsimile transmission or electronic mail or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

     3.8 Waiver.
     -----------

     Attendance of a director at a meeting of the board of directors will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, will be equivalent to the giving of such notice.

     3.9 Quorum.
     -----------

     Except as may be otherwise provided by law, in the Articles of Incorporation, or in these Bylaws, the presence of a majority of the number of directors fixed, or if no number is fixed, of the number in office immediately before the meeting begins, will be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present will be deemed the act of the board of directors. Less than a quorum may adjourn any meeting of the board of directors from time to time without notice.

     3.10 Participation in Meetings by Conference Call.
     --------------------------------------------------

     Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation will constitute presence in person at such meeting.

     3.11 Powers.
     ------------

     The business, property and affairs of the Corporation will be managed by or under the direction of its board of directors, which will have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders.

     3.12 Compensation of Directors.
     -------------------------------

     Directors will receive such compensation for their services as will be determined by a majority of the board of directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees will not receive any additional salary or other additional compensation for their services as directors.

     3.13 Action without a Meeting.
     ------------------------------

     Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if unanimous written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such unanimous written consent is filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original. Any such unanimous written consent may be in counterparts and will be effective on the date of the last signature thereon unless otherwise provided therein.

     3.14 Related Party Transactions.
     --------------------------------

     The board of directors shall conduct an appropriate review of all related party transactions on an ongoing basis as established by the board. All related party transactions shall be approved by the audit committee, if any, or a comparable body of the board of directors.

     3.15 Procedures and Policies.
     -----------------------------

     The board of directors shall consider and adopt such procedures and policies as it deems reasonably necessary to protect the interests of the shareholders of the corporation. In addition, the board of directors shall consider and adopt such internal controls as shall be reasonably necessary to verify the accuracy of financial and other information provided to the public. The board of directors shall also consider and adopt a code of ethics for senior financial officers.

     3.16 Declaration of Dividends.
     ------------------------------

     The board of directors at any regular or special meeting may authorize dividends payable either as a share dividend or as an other distribution in the form of cash or property to shareholders, subject to the limitations of Colorado Business Corporation Act, Sections 7-106-204 and 7-106-401.

                                   ARTICLE IV
                                   COMMITTEES

     4.1 Designation of Committees.
     ------------------------------

     The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of two or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

     4.2 Committee Powers and Authority.
     -----------------------------------

     The board of directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee will have the power or authority to declare a dividend or to authorize the issuance of stock.

     4.3 Committee Procedures.
     -------------------------

     To the extent the board of directors or the committee does not establish other procedures for the committee, each committee will be governed by the procedures established in Article III, Section 5 (except as they relate to an annual meeting of the board of directors) and Article III, Sections 6, 7, 8, 9, 10, and 13 of these Bylaws, as if the committee were the board of directors. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. ARTICLE V OFFICERS

     5.1 Designated Officers.
     ------------------------

     The officers of the Corporation will be appointed or elected by the board of directors. The officers will be a president and chief executive officer, such number, if any, of vice presidents as the board may from time to time determine, a secretary and a treasurer. The board of directors shall also have the authority, but shall not be required, to designate officers as the Chief Operating Officer, the Chief Financial Officer or similar such titles. Any person may hold two (2) or more offices at the same time.

     5.2 Additional Officers.
     ------------------------

     The board of directors may appoint such other officers or assistant officers as it deems appropriate, and it may establish offices that it authorizes the chief executive officer to fill by appointment.

     5.3 Term of Office, Resignation.
     --------------------------------

     All officers, agents and employees of the Corporation will hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause. Any officer may resign at any time by giving written notice of his or her resignation to the president and chief executive officer or to the secretary, and acceptance of such resignation will not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office will be filled by the board of directors.

     5.4 Duties.
     -----------

     The officers of the Corporation will perform the duties and exercise the powers as may be assigned to them from time to time by the board of directors or the president and chief executive officer. In the absence of such assignment, the officers will have the duties and powers described in Sections 5 through 11 of this Article.

     5.5 President and Chief Executive Officer.
     ------------------------------------------

     The president shall be the chief executive officer of the Corporation unless otherwise provided by the board of directors and will be chief executive officer of the Corporation and, subject to the direction and control of the board of directors, will manage the business of the Corporation. The president and chief executive officer will also be deemed to be the chairman of the board at any time when such office is otherwise vacant, and shall perform the duties of the chairman in the event of his or her absence or unavailability. The president and chief executive officer may execute contracts, deeds and other instruments on behalf of the Corporation. The president and chief executive officer will have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

     5.6 Vice Presidents.
     --------------------

     Each vice president, if any, will perform such functions as may be presented by the board of directors and the president and chief executive officer. Each vice president may execute contracts, deeds and other instruments on behalf of the Corporation. Each vice president will have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Each vice president will perform such other duties as the board of directors or the president and chief executive officer may from time to time prescribe or delegate to him.

     5.7 Treasurer.
     --------------

     The treasurer shall be the principal financial officer and the principal accounting officer of the Corporation. The treasurer shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and chief executive officer and directors at the regular meetings of the board, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer will perform such other duties as the board or the president and chief executive officer may from time to time prescribe or delegate to him or her.

     5.8 Secretary.
     --------------

     The secretary will give, or cause to be given, notice of all meetings of the shareholders and, upon the request of a person entitled to call a special meeting of the board of directors, he or she will give notice of any such special meeting. He or she will keep the minutes of all meetings of the shareholders, the board of directors or any committee established by the board of directors. The secretary will be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. He or she shall sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The secretary will perform such other duties as the board or the president and chief executive officer may from time to time prescribe or delegate to him or her.

     5.9 Compensation.
     -----------------

     Officers will receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer will not of itself create a right to compensation for services performed as such officer.

                                   ARTICLE VI
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     6.1 Directors and Officers.
     ---------------------------

     Subject to the Articles of Incorporation and the other sections of this Article, the Corporation will indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Colorado in effect on the date hereof and as amended from time to time, any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any action, suit or proceeding by or in the right of the Corporation (a "Proceeding"). The Corporation will advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding within ten days after the receipt by the

Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the expenses incurred by such person and, if such person is an officer or director of the Corporation, will include or be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses advanced if it will ultimately be determined that such person is not entitled to be indemnified against such expenses. Costs, charges or expenses of investigating or defending Proceedings for which indemnity will be sought hereunder may be incurred without the Corporation's consent provided that no settlement of any such Proceeding may be made without the Corporation's consent, which consent will not be unreasonably withheld.

     6.2 Determination of Right to Indemnification.
     ----------------------------------------------

          6.2.1 Any indemnification requested by any person under Section 1 of this Article will be made no later than forty-five (45) days after receipt of the written request of such person unless a determination is made within said forty-five (45) day period: (i) by a majority vote of directors who are not parties to such Proceedings, or (ii) in the event a quorum of non-involved directors is not obtainable, at the election of the Corporation, by independent legal counsel in a written opinion, that such person is not entitled to indemnification hereunder.

          6.2.2 Notwithstanding a determination under Section 6.2.1 above that any person is not entitled to indemnification with respect to a Proceeding, such person will have the right to apply to any court of competent jurisdiction for the purpose of enforcing such person's right to indemnification pursuant to these Bylaws. Neither the failure of the Corporation (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that such person is entitled to indemnification hereunder, nor an actual determination by the Corporation (including its board of directors or independent legal counsel) that such person is not entitled to indemnification hereunder, will be a defense to the action or create any presumption that such person is not entitled to indemnification hereunder.

          6.2.3 The Corporation will indemnify any person against all expenses incurred in connection with any hearing or Proceeding under this Section 6.2 if such person prevails on the merits or otherwise in such Proceeding.

     6.3 Subrogation.
     ----------------

     In the event of payment under these Bylaws, the indemnifying party or parties will be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor and such indemnified person will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

     6.4 Presumptions and Effect of Certain Proceedings.
     ---------------------------------------------------

          6.4.1 In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will presume that such person is entitled to indemnification under this Article, and the Corporation will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

          6.4.2 The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in these Bylaws) of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

     6.5 Exception to Right of Indemnification or Advancement of Expenses.
     ---------------------------------------------------------------------

     Notwithstanding any other provision of these Bylaws, no person will be entitled to indemnification or advancement of expenses under these Bylaws with respect to any Proceeding brought by such person, unless the bringing of such Proceeding or making of such claim will have been approved by the board of directors.

     6.6 Contract.
     -------------

     The foregoing provisions of this Article will be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     The foregoing rights of indemnification will not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

     6.7 Surviving Corporation.
     --------------------------

     The board of directors may provide by resolution that references to "the Corporation" in this Article will include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity will stand in the same position under the provisions of this Article with respect to this Corporation as he or she would if he or she had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

     6.8 Inurement.
     --------------

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article will continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs, executors and administrators of such person.

     6.9 Employees and Agents.
     -------------------------

     To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation.

                                  ARTICLE VII
                                 CAPITAL STOCK

     7.1 Certificates.
     -----------------

     Each shareholder of the Corporation will be entitled to a certificate or certificates signed by or in the name of the Corporation by (a) the president and chief executive officer, or the treasurer and (b) the secretary, certifying the number of shares of stock of the Corporation owned by such shareholder. Any or all the signatures on the certificate may be a facsimile.

     7.2 Facsimile Signatures.
     -------------------------

     In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate will have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent, or registrar at the date of issue.

     7.3 Registered Shareholders.
     ----------------------------

     The Corporation will be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

     7.4 Cancellation of Certificates.
     ---------------------------------

     All certificates surrendered to the Corporation will be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates will be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

     7.5 Lost, Stolen, or Destroyed Certificates.
     --------------------------------------------

     The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the board of directors may direct as indemnity against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     7.6 Transfer of Shares.
     -----------------------

     Shares of stock will be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

     7.7 Transfer Agents and Registrars.
     -----------------------------------

     The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock will be valid until countersigned by a transfer agent, if the Corporation will have a transfer agent, or until registered by the registrar, if the Corporation will have a registrar. The duties of transfer agent and registrar may be combined.

                                  ARTICLE VIII
                                      SEAL

     8.1 Seal.
     ---------

     The seal of the Corporation will be circular in form and will bear the name of the Corporation and the words "Seal" and "Colorado."

                                   ARTICLE IX
                                  FISCAL YEAR

     9.1 Fiscal Year.
     ----------------

     The fiscal year for the Corporation will close on the 30th of September of each year unless otherwise determined by the board of directors.

                                   ARTICLE X
                                   AMENDMENTS

     10.1 Amendments.
     ----------------

     Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended, or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting, provided that in the notice of such special meeting, notice of such purpose will be given. Subject to the laws of the State of Colorado, the Articles of Incorporation and these Bylaws, the board of directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                            CERTIFICATE OF SECRETARY


     I, Frederick G. Beisser, the undersigned, do hereby certify the following:

     1. That I am the duly elected and acting Secretary of PlanGraphics, Inc., a Colorado corporation; and

     2. That the foregoing Bylaws, comprising fourteen (14) pages, constitute the Bylaws of said Corporation as duly adopted by the incorporator of said Corporation and as duly approved by the board of directors of said Corporation at a special meeting of the board of directors on October 7, 2002.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation effective as of October 7, 2002.


                                              /S/ Fred Beisser
                                              ----------------
                                              Name:  Frederick G. Beisser
                                              Title:  Secretary


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